Exhibit 99.2

Financial Statements

Zurvita, Inc.
(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

For the Three Months Ended March 31, 2009

Zurvita, Inc.
(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

Table of Contents

Financial Statements (Unaudited):
Condensed Balance Sheets	1
Condensed Statements of Operations	2
Condensed Statements of Cash Flows	3
Notes to the Financial Statements	4-8

Zurvita, Inc.
(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

Condensed Balance Sheets

	(Unaudited)	(Audited)
	March 31, 2009	December 31, 2008
ASSETS
Current assets
Cash	$37,094	$-
Accounts receivable	5,359	10,963
Agent advanced compensation	773,958	622,206
Total current assets	816,411	633,169
Property, plant and equipment (net of accumulated depreciation of $20,334 and $11,882 for 2009 and 2008, respectively)	123,306	131,758

Agent advanced compensation	465,562	507,299
Legal retainer	125,000	50,000
Merchant account deposit	115,333	115,333
Security deposit	8,216	8,216
Total assets	$1,653,828	$1,445,775

LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities
Accounts payable	$75,668	$204,626
Accrued expenses	514,936	680,591
Deferred revenue	1,032,467	1,085,676
Total current liabilities	1,623,071	1,970,893

Commitments and contingencies (Note 6)

Stockholder's deficit
Common stock, $.01 par value, 100 shares authorized; 100 shares issued and outstanding for 2009 and 2008, respectively.	1	1
Additional paid-in capital	7,545,849	5,698,904
Accumulated deficit	(7,515,093)	(6,224,023)
Total stockholder's deficit	30,757	(525,118)
Total liabilities and stockholder's deficit	$1,653,828	$1,445,775

The accompanying notes are an integral part of these financial statements.

Zurvita, Inc.
(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

Condensed Statements of Operations
For the Three Months Ended March 31, 2009 and For the Period from January 25, 2008 (Date of Inception) through March 31, 2008
(Unaudited)

	2009	2008
REVENUES
Commissions	$13,131	$-
Marketing fees and materials	680,452	38,203
Membership fees	439,555	12,224
Total revenues	1,133,138	50,426

COST OF SALES
Benefit and service cost	160,174	88,519
Sales commissions	588,314	164,629
Total cost of sales	748,488	253,148

GROSS PROFIT (LOSS)	384,650	(202,722)

OPERATING EXPENSES
Depreciation	8,452	-
Office related expenses	54,817	37,792
Payroll and employee benefits	265,905	148,078
Professional fees	548,380	147,170
Selling and marketing	743,790	123,781
Travel	46,444	97,181
Total operating expenses	1,667,788	554,003

Loss from operations before income taxes	(1,283,138)	(756,724)

Income taxes	7,932	2,193

Net loss	$(1,291,070)	$(758,918)

The accompanying notes are an integral part of these financial statements.

Zurvita, Inc.
(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

Statements of Cash Flows
For the Three Months Ended March 31, 2009 and For the Period from January 25, 2008 (Date of Inception) through March 31, 2008
(Unaudited)

	2009	2008
Cash flows from operating activities:
Net loss	$(1,291,070)	$(758,918)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	8,452	-
Share based compensation	105,457	29,860
Changes in operating assets and liabilities
Decrease (increase) in accounts receivable	5,604	(48,284)
Increase in agent advances commissions	(110,015)	(196,910)
Increase in legal retainer	(75,000)	-
(Decrease) increase in accounts payable and accrued expenses	(294,613)	152,609
(Decrease) increase in deferred revenue	(53,209)	252,906
Net cash used in operating activities	(1,704,394)	(568,737)

Cash flows from investing activities:
Purchase of property and equipment	-	(17,538)
Net cash used in investing activities	-	(17,538)

Cash flows from financing activities:
Proceeds from sale of common stock	-	1
Contributions of capital from parent	1,741,488	587,006
Net cash provided by financing activities	1,741,488	587,007

Net change in cash balance	37,094	732

Beginning cash	-	-

Ending cash	$37,094	$732

Supplemental disclosure of non-cash investing and financing activities
Accounts payable paid directly by parent	$-	$49,000

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

Zurvita, Inc.
(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

Notes to the Condensed Financial Statements
For the Three Months Ended March 31, 2009

NOTE 1 – NATURE OF OPERATIONS

Zurvita, Inc. (the “Company”) was incorporated on January 25, 2008 and is a wholly-owned subsidiary of The Amacore Group, Inc. (the “parent”).  The Company is a provider of products and benefits through the use of a multi-level marketing distribution channel which consist of independent business operators.  The products marketed include residential gas and electricity energy rate plans, discount healthcare benefits and discount benefits on various retail products and services.  The Company also markets numerous low cost ancillary products such as home warranty, legal assistance and restoration services for identity theft and consumer credit.  The Company’s operations are based in Houston, Texas.

As a wholly owned subsidiary the Company receives various administrative and corporate support services from the parent.  There is currently no intercompany charge for these overhead expenses and these expenses are not reflected in the financial statements.  If the Company was not wholly owned or controlled by an affiliated entity, its results of operations could be different from the results of operations as a consolidated subsidiary.  Management believes additional services required to operate on a standalone basis, if any, would not be material to the operations of the Company.

Management’s Assessment of Liquidity

At March 31, 2009, the Company had negative working capital of approximately $807 thousand and accumulated deficit of approximately $7.5 million. For the three months ended March 31, 2009, the Company had an operating loss of approximately $1.3 million and negative cash flows from operating activities of approximately $1.7 million.

We believe that without significant equity and debt investment from either our parent or outside sources, the Company will not be able to sustain its current planned operations for the next 12 months. During the three months ended March 31, 2009, the Company received approximately $1.8 million in equity contributions and other financial support from its parent.

In order to raise capital, the Company or its parent may sell additional equity or convertible debt securities which would result in additional dilution to our stockholders. The issuance of additional debt would result in increased expenses and could subject us to covenants that may have the effect of restricting our operations. We can provide no assurance that additional financing will be available in an amount or on terms acceptable to us, if at all. If we are unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms favorable to us, we may be unable to execute upon our business plan or pay our costs and expenses as they are incurred, which could have a material, adverse effect on our business, financial condition and results of operations.

NOTE 2 – BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed financial statements have been prepared on a basis consistent with the accounting principles and policies reflected in the Company’s financial statements for the year ended December 31, 2008  and have been prepared  pursuant to accounting principles for the preparation of interim financial statements and note disclosures normally included in annual financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to those principles. The Company believes that the disclosures made are adequate to make the information not misleading. . In the opinion of Management, the accompanying unaudited condensed financial statements contain all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of its financial position at March 31, 2009 and the results of operations and cash flows for the three months ended March 31, 2009 and the for the period from January 25, 2008 (date of inception) through March 31, 2008.

Zurvita, Inc.
(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

Notes to the Condensed Financial Statements
For the Three Months Ended March 31, 2009

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT, NET

Property, Plant and Equipment, net of accumulated depreciation, consist of the following:

	March 1, 2009	December 31, 2008
Computer hardware	$18,943	$18,943
Equipment and machinery	25,168	25,168
Furniture and fixtures	43,969	43,969
Leasehold improvements	55,560	55,560
	143,640	143,640
Less accumulated depreciation	(20,334)	(11,882)
Total	$123,306	$131,758

Depreciation expense was approximately $8.5 thousand and $0 for the three months ended March 31, 2009 and for the period from January 25, 2008 (date of inception) through March 31, 2008, respectively.

NOTE 4 – ACCRUED EXPENSES

 Accrued expenses consist of the following:

	March 31, 2009	December 31, 2008

Income tax payable	$24,065	$16,133
Marketing materials	21,522	8,485
Payroll	119,802	38,981
Professional fees	316,381	594,420
Refund reserve	10,000	10,000
Rent	-	7,642
Sales tax payable	3,665	4,930
Travel	19,501	-
Total	$514,936	$680,591

NOTE 5 – DEFERRED REVENUE

Deferred revenue consists of the following:

	March 31,	December 31,
	2009	2008
Deferred marketing fees	$941,565	$974,939
Deferred membership fees	90,902	110,737
Total	$1,032,467	$1,085,676

Zurvita, Inc.
(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

Notes to the Condensed Financial Statements
For the Three Months Ended March 31, 2009

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company is committed under one lease for office space through July 2009.   For the three months ended March 31, 2009 and for the period from January 25, 2008 (date of inception) through March 31, 2008, rent expense was approximately $32 and $6 thousand, respectively.

The future minimum lease payments required for the Company’s leased office total $33 thousand for the year ended December 31, 2009.

During 2008, the Company’s parent entered into a 5- year employment agreement with Mark Jarvis (“Mr. Jarvis”) to operate as the Company’s Senior Vice President.  Base salary for first year is $480,000 and is subject to adjustment on each yearly anniversary date.  The parent’s board of directors shall review and approve any salary increase in excess of an amount greater than the Consumer Price Index (“CPI”) or such other similar index reflective of the cost of living increase in the Houston metropolitan area from the beginning of the yearly period to the end of the yearly period with respect to the CPI applicable to the said metropolitan area.

Mr. Jarvis is eligible to receive incentive compensation at a rate of 20% of all net profits earned by the Company.  Net profit is defined as all revenue earned by the Company less all expenses directly incurred by the Company in developing and supporting the Division, without limitation, Mr. Jarvis’ base salary; monies paid to top-line producers in connection with attracting such producers to Mr. Jarvis’ sales force; all sales support materials developed by the Company and distributed to Mr. Jarvis’ sales force; and any and all non-cash expenses paid or otherwise attributed to Mr. Jarvis.   The incentive compensation, if earned, is payable as 50% in cash and 50% in the parent’s class A common shares.  Mr. Jarvis must remain in the continuous employment of the Company up to and including the date incentive compensation is to be paid.  As of March 31, 2009, no incentive compensation was earned or payable to Mr. Jarvis.

The agreement will terminate in the event 50% or more of the equity securities or substantially all of the assets of the Company are acquired by any single person or identifiable group and within a 12 month period following such event his employment is terminated.  The effect of such event will obligate the parent to pay a lump sum amount equal to the aggregate of accrued but unpaid base salary, accrued but unpaid expenses, accrued but unpaid incentive compensation or other bonuses, unissued warrants, and an amount equal to three times the total compensation which would have been paid to Jarvis in the full calendar year of termination.  In the event Mr. Jarvis terminates his employment by reason of a breach of this agreement by parent and failure of parent to cure such breach within 30 days of receipt of notice, the aforementioned obligation would arise.

The agreement also contains a standard indemnification clause.

NOTE 7 – SHARE BASED COMPENSATION

During 2008, the parent granted to Mr. Jarvis, 800,000 warrants to purchase common stock in the parent in connection with his employment agreement with the Company.  In the event the warrants are exercised, the parent will issue the corresponding authorized and available common stock to the warrant holder.  The contractual term of the warrants issued during 2008 was five years.

During the three months ended March 31, 2009 and for the period of January 25, 2008 (date of inception) through March 31, 2008, the Company recognized stock-based compensation expense related to the issuance of the compensatory warrants to Mr. Jarvis, within the statement of operations in the amount of approximately $30.5 thousand and $30 thousand, respectively.

Zurvita, Inc.
(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

Notes to the Condensed Financial Statements
For the Three Months Ended March 31, 2009

The fair value of each warrant is estimated on the date of the grant using the Black-Scholes Option Pricing Model that uses the assumptions noted in the following table.  Expected volatility is based on the historical volatility of the parent’s common stock.    The risk-free rate for periods within the contractual life of the warrant is based on the U.S. Treasury Strip yield curve in effect at the time of grant.  The expected term of warrants granted represents the period of time that warrants are expected to be outstanding.  The Company has estimated the expected life to be equal to the contractual life due to the limited history of exercised warrants.

Assumptions used to determine the fair value of the warrants granted are as follows:

March 31, 2009
Weighted average values:
Expected dividends	0%
Expected volatility	221%
Risk free interest rate	2.98%
Expected life	5 years

As of March 31, 2009, there was approximately $149 thousand of total unrecognized compensation cost related to non-vested warrants that is expected to be recognized over a weighted-average period of 2.83 years.  200,000 warrants vested as of March 31, 2009.  The total fair value of warrants vested during the three month period ended of March 31, 2009 was approximately $14 thousand.  There were 800,000 warrants outstanding and exercisable as of March 31, 2009 and 2008, respectively.   During the three months ended March 31, 2009, no warrants expired, nor were any warrants exercised, forfeited or granted.  As such, the weighted average exercise price of warrants outstanding for this period of time remains at $0.60 and the intrinsic value of warrants outstanding for this period of time remains at $0.  The weighted average grant date fair value of warrants outstanding for the three month periods ending March 31, 2009 and 2008 was $0.43, respectively.

NOTE 8- LEGAL PROCEEDINGS

As of March 31, 2009, we were involved in the following lawsuit.

 Mark Jarvis and Zurvita, Inc. v. AmeriPlan Corp. v. Alan Masters v. The Amacore Group, Inc., Patty Duke, Rusty Duke, Gail Weitl and Rick Weitl; In the 192nd Judicial District Court of Dallas County, Texas; Cause No. DC-08-0ll0l-K. The Company initiated this action on January 30, 2008 in an attempt to clarify its rights to engage in business with Mr. Jarvis and various other individuals.  Mr. Jarvis is a former employee of AmeriPlan who left to work at the Company, along with certain others that were formerly associated with AmeriPlan.  AmeriPlan responded to the action by asserting counterclaims against the Company, Mr. Jarvis and others that were formerly associated with AmeriPlan for breach of contract, breach of fiduciary duties and duties of loyalty, tortuous interference with business and contractual relations, misappropriation of confidential information, conversion, unfair competition, and conspiracy. In response to the counterclaims, the parent, on behalf of itself, the Company, and its employees, asserted numerous affirmative defenses to the claims. Discovery in this matter is ongoing. This matter is set for trial in January, 2010. As of March 31, 2009, potential for loss, if any, with respect to this matter is not estimable.

Zurvita, Inc.
(A Wholly-Owned Subsidiary of The Amacore Group, Inc.)

Notes to the Condensed Financial Statements
For the Three Months Ended March 31, 2009

NOTE 9 – RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2009, the Company received approximately $1.8 million of equity contributions from its parent.

There are immediate family members of Mr. Jarvis, who operate as Independent Business Owners (“IBO”) who were paid agent advances and commission compensation which amounted to $12 thousand and $79 thousand, respectively, for work in which they perform on behalf of the Company during the three months ended March 31, 2009.

NOTE 10 – SUBSEQUENT EVENTS

Subsequent to March 31, 2009, the Company has received approximately another $979 thousand in equity contributions from its parent for operating purposes.